Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended February 29, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$214,305
Unrealized Gain (Loss) on Market Value of Futures	(210,832)
Dividend Income	211
Interest Income	240
Total Income (Loss)	$3,924

Expenses
General Partner Management Fees	$1,360
Professional Fees	6,583
Brokerage Commissions	427
Non-interested Directors' Fees and Expenses	15
Prepaid Insurance Expense	25
NYMEX License Fee	34
SEC & FINRA Registration Expense	580
Total Expenses	$9,024
Expense Waiver	(7,294)
Net Expenses	$1,730
Net Income (Loss)	$2,194

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/16	$2,947,744
Net Income (Loss)	2,194

Net Asset Value End of Month	$2,949,938
Net Asset Value Per Share (250,000 Shares)	$11.80

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612